                                                                    EXHIBIT 99.2
                          ______________________________________________________
                          Signature                                     Date
                          ______________________________________________________
                          Signature                                     Date

                          NOTE: Please sign exactly as your name appears on this Proxy. Only one signature is required in the case of a joint account. When signing in a representative capacity, please give title.

  IMPORTANT: Please Detach, Sign and Return "ALL" proxies from "ALL" packets received in the enclosed postage paid envelope.
            FAILURE TO VOTE IS EFFECTIVELY THE SAME AS A "NO" VOTE.
--------------------------------------------------------------------------------
                                          Security Financial Bancorp, Inc.

                                                9321 Wicker Avenue
                                             St. John, Indiana 46373
                                                  (xxx) xxx-xxxx

                                          Stock Order and Certification Form
--------------------------------------------------------------------------------
Deadline: The Subscription Offering ends at 12:00 Noon, Central Time, on December xx, 1999. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form, or at any Security Federal branch office, by the deadline, or it will be considered void. Faxes or copies of this form will not be accepted.

------------------------------------------------------------------------------------------------------------------------------------
(1) Number of Shares                           (2) Total Amount Due          (6) [ ]  Check here if you are a director, officer or
 --------------------     Price Per Share    ------------------------                 employee of Security Federal Bank or a member
                       x   $10.00 =          $                                        of such person's immediate family (same
 --------------------                        ------------------------                 household).
                                                                             -------------------------------------------------------
Minimum - 25 shares                                                          (7) [ ]  NASD Affiliation - see description on reverse
Maximum - Generally xx,xxx shares; however, see the Prospectus.                       side of this form.
-------------------------------------------------------------------------    -------------------------------------------------------
Method of Payment                                                            (8) Please review the preprinted account information
(3) [ ] Enclosed is a check; bank draft or money order payable to                listed below. The accounts printed below may not
        Security Financial Bancorp, Inc. for $________________.                  be all of your qualifying accounts or even your
(4) [ ] I authorize Security Federal Bank to make withdrawals from my            accounts as of the earliest of the three dates if
        Security Federal Bank certificate or savings account(s) shown            you have changed names on the accounts. You should
        below, and understand that the amounts will not otherwise be             list any other accounts that you may have or had
        available for withdrawal:                                                with Security Federal Bank in the box below. SEE
                                                                                 THE STOCK ORDER FORM INSTRUCTIONS SHEET FOR FURTHER
                                                                                 INFORMATION. All subscription orders are subject to
                                                                                 the provisions of the Plan of Conversion.

Account Number(s)                                  Amount(s)
-------------------------------------------------------------------------    -------------------------------------------------------
-------------------------------------------------------------------------
-------------------------------------------------------------------------
-------------------------------------------------------------------------
-------------------------------------------------------------------------
                      Total Withdrawal
                                             ----------------------------

There is NO penalty for early withdrawal.
         --
-------------------------------------------------------------------------
(5) Purchaser Information (check one)                                        -------------------------------------------------------

a.  [ ] Eligible Account Holder - Check here if you were a depositor           Additional Qualifying Accounts
with $50 or more on deposit with Security Federal Bank as of June 30,
1998. Enter information in section 8 for all deposit accounts that you had at Security Federal Bank on June 30, 1998.
                                                                               Account Title (Names on Accounts)     Account Number
b.  [ ] Supplemental Eligible Account Holder - Check here if you were        -------------------------------------------------------
a depositor with $50 or more on deposit with Security Federal Bank as        -------------------------------------------------------
of September 30, 1999 but are not an Eligible Account Holder. Enter          -------------------------------------------------------
Information in section 8 for all deposit accounts that you had at            -------------------------------------------------------
Security Federal Bank on September 30, 1999.                                 -------------------------------------------------------

c.  [ ] Other Member - Check here if you were a depositor of Security
Federal Bank as of XXXXX xx, 1999, or borrower as of August 14, 1999 whose loan continues to be outstanding as of XXXXX xx, 1999 but are not an Eligible Account Holder or a Supplemental Eligible Account
Holder. Enter information in section 8 for all accounts that you had at Security Federal Bank on XXXX xx, 1999.

d.  [ ] General Public                                                       Please Note: Failure to list all of your accounts may
                                                                             result in the loss of part or all of your subscription
                                                                             rights. (additional space on back of form)
------------------------------------------------------------------------------------------------------------------------------------
(9)  Stock Registration - Please Print Legibly and Fill Out Completely
                                 -----
     (Note: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below)
     [ ] Individual                  [ ] Uniform Transfer to Minors Act          [ ] Partnership
     [ ] Joint Tenants               [ ] Uniform Gift to Minors Act              [ ] Individual Retirement Account
     [ ] Tenants in Common           [ ] Corporation                             [ ] Fiduciary/Trust (Under Agreement Dated ______)
---------------------------------------------------------------------------------------------------------------------------------

 Name                                                                        Social Security or Tax I.D.
---------------------------------------------------------------------------------------------------------------------------------

 Name                                                                        Social Security or Tax I.D.
---------------------------------------------------------------------------------------------------------------------------------
 Mailing                                                                               Daytime
 Address                                                                               Telephone
---------------------------------------------------------------------------------------------------------------------------------
                                             Zip                                       Evening
City                          State          Code              County                  Telephone
---------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

Acknowledgement By signing below, I acknowledge receipt of the Prospectus dated November xx, 1999 and understand I may not change or revoke my order once it is received by Security Financial Bancorp, Inc. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Applicable regulations prohibit any persons from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of subscription rights or the underlying securities to the account of another person. Security Financial Bancorp, Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct and (2) I am not subject to backup withholding. You must cross out this Item (2) in this acknowledgement if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended.

Signature: THIS FORM MUST BE SIGNED AND DATED BELOW AND ON THE BACK OF THIS
           ----------------------------------------------------------------
FORM. This order is not valid if the Stock Order and Certification Form are not
----
both signed and properly completed. Your order will be filled in accordance with the provisions of the Plan of Conversion as described in the Prospectus. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.

--------------------------------------------------------------   ------------------------------------------------------------------
 Signature                                             Date           Office Use Only          Check #  __________    ____________

--------------------------------------------------------------        Date Rec'd ____________  Ck. Amt. __________    ____________
Signature                                              Date
                                                                      Batch # __________ - Order # ____________ Category _________
--------------------------------------------------------------     ----------------------------------------------------------------

--------------------------------------------------------------------------------

                        Security Financial Bancorp, Inc.
________________________________________________________________________________

Item (7) continued - NASD Affiliation (this section only applies to those individuals who meet the delineated criteria)

Check the box if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (1) not to sell, transfer or hypothecate the stock for a period of three months following the issuance and (2) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.
________________________________________________________________________________

Item (8) continued; Purchaser Information

Account Title (Names on Accounts)                              Account Number
--------------------------------------------------------------------------------

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
--------------------------------------------------------------------------------
                              CERTIFICATION FORM

  (This Certification Form Must Be Signed In Addition to the Stock Order Form)

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK, NO PAR VALUE, OF SECURITY FINANCIAL BANCORP, INC. ARE NOT DEPOSITS OR AN ACCOUNT AND ARE NOT FEDERALLY INSURED OR GUARANTEED BY SECURITY FEDERAL BANK OR COMMERCIAL BANK OF EVERETT OR BY THE FEDERAL GOVERNMENT.

If anyone asserts that the shares of Common Stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision Central Regional Director, Ronald N. Karr, at (312) 917-5000.

I further certify that, before purchasing the Common Stock of Security Financial Bancorp, Inc. I received a copy of the Prospectus dated November xx, 1999 which discloses the nature of the Common Stock being offered and describes the following risks involved in an investment in the Common Stock under the heading "Risk Factors" beginning on page x of the Prospectus:

      1. Security Federal has reported negative earnings for each of the last three fiscal years

      2. Security Federal's return on equity has been negative and will likely continue to be below average after conversion

      3. Security Federal's non-interest expense has been, and continues to be, higher than average for publicly trading savings associations and banks of comparable sizes

      4. Implementation of additional benefit plans increase future compensation expense and may lower Security Federal's net income

      5. Year 2000 data processing problems could interrupt and hurt Security Federal's operations

      6. Security Federal's loan portfolio possesses increased risk due to Security Federal's substantial number of consumer, multi-family and commercial real estate, commercial business and residential construction loans

      7.   Rising interest rates could hurt Security Federal's profits

      8. Issuance of shares for benefit programs could reduce your ownership interest

      9. Expected voting control by management and employees could make takeover attempts more difficult to achieve

     10. Anti-takeover provisions and statutory provisions could make takeover attempts more difficult to achieve

     11. Employment agreement, the supplemental executive retirement plan and the severance plan could make takeover attempts more difficult to achieve

     12. Possible limited market for Security Financial's common stock could negatively affect the market price

     13.   Banking reform legislation could reduce Security Financial's powers

--------------------------------                --------------------------------
Signature                Date                   Signature                Date

--------------------------------                --------------------------------
(Note: If shares are to be held jointly,
both parties must sign)
----

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

SECURITY
FINANCIAL                STOCK OWNERSHIP GUIDE AND STOCK ORDER FORM INSTRUCTIONS
BANCORP, INC.


Stock Order Form Instructions - All subscription orders are subject to the provisions of the Plan of Conversion.

--------------------------------------------------------------------------------
Item 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares. Generally, the maximum purchase for any person is xx,000 shares. No person, together with associates, as defined in the Prospectus, and no person acting in concert may purchase more than xx,000 shares. For additional information, see "Limitations on Purchases of Shares" in the Prospectus.

Item 3 - Payment for shares may be made in cash (only if delivered in person), although we request that you exchange the cash for a check with any of the tellers at Security Federal with a check, bank draft or money order payable to Security Financial Bancorp, Inc. DO NOT MAIL CASH. Your funds will earn interest at the applicable account rate until the Conversion is completed.

Item 4 - To pay by withdrawal from a savings account or certificate at Security Federal, insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box on the front of this form. To withdraw from an account with checking privileges, please write a check. Security Federal will waive any applicable penalties for early withdrawal from certificate accounts. A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn. Payments will remain in account(s) until the stock offering closes.

Item 5 - Please check the appropriate box to tell us the earliest of the three dates that applies to you.

Item 6 - Please check this box if you are a director, officer or employee of Security Federal, or a member of such person's household.

Item 7 - Please check this box if you have a National Association of Securities Dealers, Inc. ("NASD") affiliation (as defined on the reverse side of the Stock Order and Certification Form).

Item 8 - Please review the preprinted qualifying account information. The accounts listed may not be all of your qualifying accounts or even your accounts as of the earliest of the three dates if you have changed their ownership. You should list any other qualifying accounts that you may have, or had, with Security in the shaded box located under the heading "Additional Qualifying Accounts." These may appear on other stock order forms you have received. For example, if you are ordering stock in just your name, you should list all of your accounts as of the earliest of the three dates that you were a depositor. This may include accounts on which you were a joint owner, your own regular individual accounts or your IRA accounts. Similarly, if you are ordering stock jointly with another depositor, you should list all accounts on which either of you are owners, i.e. individual accounts, joint accounts, etc. If you are ordering stock in your minor child's or grandchild's name under the Uniform Transfer to Minors Act ownership, the minor must have had an account on one of the three dates and you should list only their accounts. If you are ordering stock corporately, you need to list just that corporation's accounts, as your individual accounts do not qualify. Failure to list all of your qualifying accounts may result in the loss of part or all of your subscription rights.

Item 9 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Security Financial Bancorp, Inc.'s common stock. Please complete this section as fully and accurately as possible, and be certain to supply your Social Security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder or other member, to protect your priority over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holder's names.

                  (See Reverse Side for Stock Ownership Guide)

SECURITY
FINANCIAL                STOCK OWNERSHIP GUIDE AND STOCK ORDER FORM INSTRUCTIONS
BANCORP, INC.

Stock Ownership Guide

--------------------------------------------------------------------------------
Individual - The stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership.

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners.
When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Uniform Gift to Minors Act - For residents of Indiana and many other states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Gift to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Transfer to Minors Act of the individual state. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Instructions: On the first name line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial and last name of the minor on the second name line followed by the notation UTMA-WA or UGMA-Other State. List only the minor's social security number.

Corporation/Partnership - Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D. To have depositor rights, the Corporation/Partnership must have an account in the legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Individual Retirement Account - Individual Retirement Account ("IRA") holders may make stock purchases from their deposits through a prearranged "trustee-to-trustee" transfer. Stock may only be held in a self-directed IRA. Please contact the Stock Information Center if you have any questions about your IRA account and please do not delay in exploring this option.

Registration for IRA's:  On Name Line 1 - list the name of the broker or trust department followed by CUST or TRUSTEE.
                         On Name Line 2 - FBO (for benefit of) YOUR NAME IRA a/c
                         #______.
                         Address will be that of the broker / trust department to where the stock certificate will be sent.
                         The Social Security / Tax I.D. number(s) will be either yours or your trustees, as they direct.
                         Please list your phone numbers.

Fiduciary/Trust - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated," fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.


             (See Reverse Side for Stock Order Form Instructions)

                            Facts About Conversion

The Board of Directors of Security Federal Bank, a Federal Savings Bank (the "Bank") unanimously adopted a Plan of Conversion (the "Plan") to convert from a mutual savings Bank to a stock savings Bank.

This brochure answers some of the most frequently asked questions about the Plan and about your opportunity to invest in Security Financial Bancorp, Inc. (the "Company"), the newly formed corporation that will serve as holding company for the Bank following the conversion.

Investment in the stock of Security Financial Bancorp, Inc. involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying Prospectus, especially the discussion under the heading "Risk Factors."

Why is the Bank converting to stock form?

The stock form of ownership is used by most business corporations and an increasing number of savings institutions. Through the sale of stock, the Bank will raise additional capital enabling it to:

 .  support and expand its current financial and other services; and

 . allow customers and friends to purchase stock and share in the Company's and the Bank's future.

Will the Plan affect any of my deposit accounts or loans?

No. The Plan will have no effect on the balance or terms of any savings account or loan, and your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation ("FDIC") to the maximum legal limit. Your savings account is not being converted to stock.

Who is eligible to purchase stock in the subscription offering?

Certain past and present depositors and borrowers of the Bank, and the Bank's Employee Stock Ownership Plan.

How many shares of stock are being offered and at what price?

Security Financial Bancorp, Inc. is offering up to x,xxx,xxx shares of common stock, subject to adjustment as described in the Prospectus, at a price of $10.00 per share through the Prospectus.

How much stock may I buy?

The minimum order is 25 shares. Generally, no person may purchase more than $xxx,xxx of common stock and no person, together with associates of and persons acting in concert with such person, may purchase more than $xxx,xxx of common stock.

Do members have to buy stock?

No. However, the Plan will allow the Bank's depositors and borrowers an opportunity to buy stock and become charter shareholders of the holding company for the local financial institution with which they do business.

How do I order stock?

You must complete the enclosed Stock Order Form and Certification Form. Instructions for completing your Stock Order and Certification Form are contained in this packet. Your order must be received by 12:00 p.m., Central Time, on December xx, 1999.

How may I pay for my shares of stock?

First, you may pay for stock by check, or money order. Interest will be paid by the Bank on these funds at the passbook rate, which is currently x.xx% per annum, from the day the funds are received until the completion or termination of the Plan. Second, you may authorize us to withdrawal funds from your Bank savings account or certificate of deposit for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until completion or termination of the Plan.

Can I purchase shares using funds in my Bank IRA account?

Federal regulations do not permit the purchase of conversion stock from your existing Bank IRA account. Please call our Stock Information Center for additional information.

Will the stock be insured?

No.  Like any other common stock, the Company's stock will not be insured.

Will dividends be paid on the stock?

The Board of Directors of the Company intends pay a cash dividend in the future, subject to regulatory limits and requirements. No decision has been made as to the amount or timing of such dividends, if any.

How will the stock be traded?

The Company's stock will trade on the Nasdaq SmallCap Market. However, no assurance can be given that an active and liquid market will develop.

Are officers and directors of the Bank planning to purchase stock?

Yes! the Bank's officers and directors plan to purchase, in the aggregate, $x,xxx,xxx worth of stock or approximately x.xx% of the stock offered at the midpoint of the offering range.

Must I pay a commission?
No. You will not be charged a commission or fee on the purchase of shares in the Plan.

Should I vote?

Yes.  Your "YES" vote is very important!

PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS!

Why did I get several proxy cards?

If you have more than one account, you could receive more than one proxy card, depending on the ownership structure of your accounts.

How many votes do I have?

Your proxy card(s) show(s) the number of votes you have. Every depositor entitled to vote may cast one vote for each $100, or fraction thereof, on deposit as of the voting record date.

May I vote in person at the special meeting?

Yes, but we would still like you to sign and mail your proxy today. If you decide to revoke your proxy you may do so by giving notice at the special meeting.


FOR ADDITIONAL INFORMATION YOU MAY CALL OUR STOCK INFORMATION CENTER BETWEEN 9:00 A.M. AND 6:00 P.M. AND MONDAY THROUGH FRIDAY BETWEEN 8:00 A.M. AND 5:00 P.M.

                           STOCK INFORMATION CENTER

                                (xxx) xxx-xxxx



                       Security Financial Bancorp, Inc.
                              9321 Wicker Avenue
                            St. John, Indiana 46373
                             Phone (219) 365-4344

                            ______________________
                                STOCK OFFERING

                                   QUESTIONS

                                       &

                                    ANSWERS
                            ______________________


                       Security Financial Bancorp, Inc.



THE STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED. THIS IS NOT AN OFFER TO SELL OR A SOLICIATION OF AN OFFER TO BUY STOCK. THE OFFER WILL BE MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION FORM.

                            Charles Webb & Company
[LOGO APPEARS HERE]             a Division of
                         KEEFE, BRUYETTE & WOODS, INC.



To Members and Friends of
Security Federal Bank, a Federal Savings Bank
--------------------------------------------------------------------------------
Charles Webb & Company, a division of Keefe, Bruyette & Woods, Inc., a member of the National Association of Securities Dealers, Inc., is assisting Security Federal Bank, a Federal Savings Bank in its conversion from a mutual savings bank to a stock savings bank, to be known as Security Financial Bancorp, Inc.
In connection with the conversion, Security Financial Bancorp, Inc. is offering shares of its common stock in a subscription offering pursuant to a Plan of Conversion.

At the request of Security Federal Bank, a Federal Savings Bank, we are enclosing materials explaining this process and your options, including an opportunity to invest in shares of Security Financial Bancorp, Inc. common stock, which is being offered to customers through 12:00 Noon, Central Time, on December xx, 1999. Please read carefully the enclosed offering materials, including the Prospectus, for a complete discussion of the stock offering. Security Financial Bancorp, Inc. has asked us to forward these documents to you in accordance with certain requirements of the securities laws in your state.

Should you have any questions, please call us at (xxx) xxx-xxxx, Monday from 9:00 a.m. to 6:00 p.m. and Tuesday through Friday from 8:00 a.m. to 5:00 p.m., Central Time, or stop by the Stock Information Center located at 9321 Wicker Avenue in St. John.

Very truly yours,



Charles Webb & Company



THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND, OR ANY GOVERNMENT AGENCY.

                                August 20, 1999
Dear Member:

     We are pleased to announce that Security Federal Bank, a Federal Savings Bank ("Security Federal") is converting from a mutual savings bank to a stock savings bank (the "Conversion"). In conjunction with the Conversion, Security Financial Bancorp, Inc., the newly-formed corporation that will become the holding company for Security Federal, is offering common stock in a subscription offering and community offering (collectively, the "Offering") to certain depositors, our Employee Stock Ownership Plan and certain members of the general public, pursuant to Security Federal's Plan of Conversion. As part of the Conversion, Security Federal Bank, a Federal Savings Bank will change its name to Security Federal Bank.

     To accomplish the conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and your voting and subscription rights. The Plan has been approved by the Federal Deposit Insurance Corporation and now must be approved by you. YOUR VOTE IS VERY IMPORTANT.

     Enclosed, as part of the materials, is your proxy card which is located behind the window of your mailing envelope. This proxy card needs to be signed and returned to us prior to the Special Meeting to be held on December xx, 1999. Please take a moment to sign all of the enclosed proxy cards and return them to us in the blue postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN.

     The Board of Directors believes the conversion will offer a number of advantages, such as an opportunity for depositors and certain borrowers of Security Federal to become shareholders. Please remember:

  . Your accounts at Security Federal will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation ("FDIC").

  . There will be no change in the balance, interest rate, or maturity of any deposit accounts because of the conversion.

  . Members have a right, but no obligation, to buy Security Financial Bancorp, Inc. common stock and may do so without a commission or fee before it is offered to the general public.

  . Like all stock, shares of Security Financial Bancorp, Inc. common stock issued in this offering will not be insured by the FDIC.

     Enclosed is a prospectus containing a complete discussion of the stock offering. We urge you to read this material carefully. If you are interested in purchasing Security Financial Bancorp, Inc. common stock, your enclosed Stock Order and Certification Form and payment for the shares must be received by Security Federal prior to 12:00 Noon, Central Time, on December xx, 1999.

     If you have additional questions regarding the stock offering, please call us at (xxx) xxx-xxxx, Monday from 9:00 a.m. to 6:00 p.m. and Tuesday through Friday from 8:00 a.m. to 5:00 p.m., Central Time, or stop by the Stock Information Center located at 9321 Wicker Avenue in St. John.

                                   Sincerely,



                                   John P Hyland
                                   President and Chief Executive Officer


THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND, OR ANY OTHER GOVERNMENT AGENCY.

                              November xx, 1999


Dear Member:

     We are pleased to announce that Security Federal Bank, a Federal Savings Bank ("Security Federal") is converting from a mutual savings bank to a stock savings bank (the "Conversion"). In conjunction with the Conversion, Security Financial Bancorp, Inc., the newly-formed corporation that will become the holding company for Security Federal, is offering common stock in a subscription offering and community offering (collectively, the "Offering") to certain depositors, our Employee Stock Ownership Plan and certain members of the general public, pursuant to Security Federal's Plan of Conversion. As part of the Conversion, Security Federal Bank, a Federal Savings Bank will change its name to Security Federal Bank.

     Unfortunately, Security Financial Bancorp, Inc. is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of Security Financial Bancorp, Inc.

     However, as a member of Security Federal you have the right to vote on the Plan of Conversion at the Special Meeting of Members to be held on December xx, 1999. Therefore, enclosed is a Proxy Card, a Proxy Statement (which includes the Notice of the Special Meeting) and a Prospectus (which contains information incorporated into the Proxy Statement), including a complete discussion of the offering and a return envelope for your Proxy Card.

     I invite you to attend the Special Meeting on December xx, 1999. However, whether or not you are able to attend, please complete the enclosed Proxy Card and return it in the enclosed envelope to ensure your vote is counted at the Special Meeting.

                                   Sincerely,



                                   John P. Hyland
                                   President and Chief Executive Officer

                               November xx, 1999


Dear Friend:

     We are pleased to announce that Security Federal Bank, a Federal Savings Bank ("Security Federal") is converting from a mutual savings bank to a stock savings bank (the "Conversion"). In conjunction with the Conversion, Security Financial Bancorp, Inc., the newly-formed corporation that will become the holding company for Security Federal, is offering common stock in a subscription offering and community offering (collectively, the "Offering") to certain depositors, our Employee Stock Ownership Plan and certain members of the general public, pursuant to Security Federal's Plan of Conversion. As part of the Conversion, Security Federal Bank, a Federal Savings Bank will change its name to Security Federal Bank.

     Because of your subscription rights as a former member of Security Federal, we are sending you the following materials which describe the stock offering.

     PROSPECTUS: This document provides detailed information about Security Federals' operations and the proposed stock offering.

     STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase Security Financial Bancorp, Inc.'s common stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering common stock is 12:00 Noon, Central Time, on December xx, 1999.

     As a former depositor of Security Federal, you have the opportunity to buy stock directly from Security Financial Bancorp, Inc. in the conversion without commission or fee. If you have additional questions regarding the stock offering, please call us at (xxx) xxx-xxxx, Monday from 9:00 a.m. to 6:00 p.m. and Tuesday through Friday from 8:00 a.m. to 5:00 p.m., Central Time, or stop by the Stock Information Center located at 9321 Wicker Avenue in St. John.


                                  Sincerely,


                                  John P. Hyland
                                  President and Chief Executive Officer


THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND, OR ANY OTHER GOVERNMENT AGENCY.

                               November xx, 1999


Dear Prospective Investor:

     We are pleased to announce that Security Federal Bank, a Federal Savings Bank ("Security Federal") is converting from a mutual savings bank to a stock savings bank (the "Conversion"). In conjunction with the Conversion, Security Financial Bancorp, Inc., the newly-formed corporation that will become the holding company for Security Federal, is offering common stock in a subscription offering and community offering (collectively, the "Offering") to certain depositors, our Employee Stock Ownership Plan and certain members of the general public, pursuant to Security Federal's Plan of Conversion. As part of the Conversion, Security Federal Bank, a Federal Savings Bank will change its name to Security Federal Bank.

     We have enclosed the following materials that will help you learn more about the merits of Security Financial Bancorp, Inc.'s common stock as an investment. Please read and review the materials carefully.

     PROSPECTUS: This document provides detailed information about Security Federals' operations and a complete discussion on the proposed stock offering.

     STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase Security Financial Bancorp, Inc.'s common stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering common stock is 12:00 Noon, Central Time, on December xx, 1999.

     We invite you and other local community members to become charter shareholders of Security Financial Bancorp, Inc. Through this offering you have the opportunity to buy stock directly from Security Financial Bancorp, Inc. without a commission or a fee. The Board of Directors and Senior Management of Security Federal fully support the stock offering.

     If you have additional questions regarding the stock offering, please call us at (xxx) xxx-xxxx, Monday from 9:00 a.m. to 6:00 p.m. and Tuesday through Friday from 8:00 a.m. to 5:00 p.m., Central Time, or stop by the Stock Information Center located at 9321 Wicker Avenue in St. John.


                                   Sincerely,



                                   John P. Hyland
                                   President and Chief Executive Officer



THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND, OR ANY OTHER GOVERNMENT AGENCY.

===============================================================================

                                  PROXY GRAM

We recently forwarded to you a proxy statement and letter informing you that the Board of Directors of Security Federal Bank, a Federal Savings Bank had received conditional regulatory approval to convert to a stock savings bank.

Your vote on our plan to convert to a stock savings bank has not been received.
---------                                                ---------------------
Failure to Vote has the Same Effect as Voting Against the Conversion.

Your vote is important to us, and we are, therefore, requesting that you sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

Voting for the Conversion does not obligate you to purchase stock or affect the
-----------------------------------------------------------------
terms of, or insurance, on your accounts.

The Board of Directors unanimously recommends you vote "FOR" the Conversion.
---------------------------------------------------------------------------

Security Federal Bank, a Federal Savings Bank
St. John, Indiana


John P. Hyland
President and Chief Executive Officer

If you mailed the proxy, please accept our thanks and disregard this request. For further information call (xxx) xxx-xxxx.
--------------------------------------------------------------------------------


    This notice is neither an offer to sell nor a solicitation of an offer to buy the common shares of Security Financial Bancorp, Inc. The offer is made only by the Prospectus dated November xx, 1999. The securities offered in the Conversion are not deposits or accounts and are not federally insured or guaranteed..

================================================================================